UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 15, 2026

Madison Air Solutions Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-43236	41-2529345
(State or other jurisdiction of incorporation or organization)	(Commission File Number):	(I.R.S. Employer Identification Number)

444 West Lake Street, Suite 4460
Chicago, IL 60606
(Address of principal executive offices)

(312) 262-6374
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0000001	MAIR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.
Sales and Purchase Agreement
On August 15, 2026, Madison Air Solutions Corporation, a Delaware corporation (the "Company"), together with its wholly owned subsidiary, Madison Air Solutions Germany GmbH, a limited liability company organized under the laws of Germany (the "Purchaser"), entered into a Sale and Purchase Agreement (the "SPA") with Sturm Beteiligungs-GmbH & Co. KG ("Sturm KG"), Ziehl Beteiligungen GmbH & Co. KG ("Ziehl KG") and Philippiak Holding GmbH ("Philippiak GmbH" and, together with Sturm KG and Ziehl KG, the "Sellers"), pursuant to which, among other things, the Purchaser will acquire from the Sellers all of the issued and outstanding shares and limited partnership interests (collectively, the "Acquired Interests" and such acquisition, the “Acquisition”) in ebm-papst Mulfingen GmbH & Co. KGaA & Co. KG, ebm-papst Mulfingen GmbH & Co. KGaA, ebm-papst Finanzierungsgesellschaft mbH and ebm-papst Verwaltungs GmbH (collectively, the "Target Companies" and, together with their direct and indirect subsidiaries, the "Group"). The Company will serve as the Purchaser's Guarantor under the SPA.
The enterprise purchase price for the Acquired Interests is EUR 4,775.0 million (the “Enterprise Purchase Price”), after giving effect to adjustments for non-debt liabilities. The SPA includes a locked-box mechanism, pursuant to which purchase price adjustments are fixed upfront by reference to the Group’s audited balance sheet as of March 31, 2026, 24:00 hours (CET) (the “Economic Reference Date”). On the terms and subject to the conditions set forth in the SPA, the base purchase price for the Acquired Interests is EUR 4,367.0 million (the “Base Purchase Price”), plus interest accruing on the Base Purchase Price at a rate of 2.00% per annum from July 1, 2026 through December 31, 2026 and 2.50% per annum from January 1, 2027 through the date of closing of the Acquisition (“Closing”). The Base Purchase Price is subject to reduction on a Euro-for-Euro basis by the amount of any value transferred from the Group to the Sellers or their related parties between the Economic Reference Date and Closing, which is referred to as “leakage,” other than for certain permitted payments specifically agreed by the Purchaser and the Sellers and expressly provided for in the SPA. Based on the foregoing and assuming a Closing date of December 31, 2026, the Company estimates total cash payable at Closing will be approximately EUR 4,412.0 million (the “Cash Purchase Price”). The Cash Purchase Price is payable in cash in immediately available Euro-denominated funds at Closing.
The Company expects the Acquisition to result in approximately EUR 371.0 million of future tax savings (based on the net present value of the expected amortization of intangible assets over 15 years after the Closing), which results in an effective Enterprise Purchase Price of EUR 4,404.0 million.
The SPA contains customary representations, warranties, covenants and agreements. The SPA requires that the Group carry on its business activities in the ordinary course of business consistent with past practice during the period between the execution of the SPA and Closing (the "Pre-Closing Period"). The SPA restricts the Sellers from taking certain actions during the Pre-Closing Period without the Purchaser's prior written consent, including, among others, (i) selling, transferring or creating any encumbrance on the Acquired Interests, (ii) adopting resolutions to change the articles of association or partnership agreement of any Target Company, (iii) increasing or decreasing the share capital or partnership capital of any Target Company and (iv) taking any measures with respect to the merger, spin-off, split-off, conversion or winding up of any Target Company. In addition, the Sellers have agreed to cooperate with the Company in connection with the arrangement, syndication and consummation of certain debt and/or equity financing, including providing required financial and other information for inclusion in U.S. Securities and Exchange Commission (“SEC”) filings of the Company.
The SPA contains certain termination rights for each of the Purchaser and the Sellers, including, among other things, (i) by mutual written consent of the Purchaser and the Sellers, (ii) by the Sellers, if certain closing conditions (the "Closing Conditions") have not been satisfied or duly waived by August 31, 2027 (the "Long Stop Date"), (iii) by the Purchaser, if certain Closing Conditions have not been satisfied or duly waived by one month after the Long Stop Date, (iv) by the Sellers, if the Closing Conditions cannot be satisfied, (v) by the Sellers (acting jointly), if all or some of the closing actions that have become due to be taken by the Purchaser have neither been taken nor waived by the Sellers within three business days after the day on which they became due; and (vi) by the Purchaser, if all or some of the closing actions that have become due to be taken by the Sellers have neither been taken nor waived by the Purchaser within three business days after the day on which they became due; provided that no party may terminate the SPA whose failure to comply with its obligations caused the non-satisfaction of the Closing Conditions or the failure of the Closing to occur. If the SPA is terminated by the Sellers because the Long Stop Date has lapsed or the Closing Conditions cannot be satisfied, the Purchaser would be required to pay the Sellers, as sole and exclusive remedy, a break fee of EUR 250,000,000 (the "Break Fee").
The Closing is subject to the satisfaction of the Closing Conditions, including the receipt of all required merger control clearances, foreign investment control clearances and European Commission clearance under the EU Foreign Subsidies Regulation, in each case as set forth in the SPA. The Closing is expected to occur by December 31, 2026.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The SPA has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Purchaser, the Sellers or any of their respective affiliates. The representations, warranties and covenants contained in the SPA were made only for purposes of the SPA as of the specific dates therein, were solely for the benefit of the parties to the SPA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the SPA instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the SPA and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company's public disclosures. The SPA should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.
Concurrently with the execution of the SPA, the Company entered into an Equity Commitment Letter (the "ECL") with Madison Solutions LLC (“Madison Solutions”), an entity affiliated with Larry Gies, the Chairman of the Company’s board of directors, pursuant to which, subject to the terms and conditions therein, Madison Solutions committed to contribute to, or cause to be contributed to, the Company, directly or indirectly through one or more of its affiliates or intermediate entities, an amount of up to EUR 1,300,000,000 (the "Equity Commitment Amount") to fund the Cash Purchase Price and related fees and expenses when due under the SPA. The Equity Commitment Amount is reduced on a Euro-for-Euro basis to the extent the Company obtains funds from any other source to fund its obligations under the SPA, including the net proceeds of any registered offering of equity securities of the Company (a “Registered Equity Offering”) or of any debt financing. Madison Solutions’ obligation to fund its commitment under the ECL is subject to, among other conditions, (i) satisfaction or waiver of the Closing Conditions under the SPA and (ii) the Sellers being unconditionally obliged to effect the transfer of the Acquired Interests in accordance with the terms of the SPA.
The Company does not currently expect that the provisions of the ECL will be invoked, as the Company plans to raise all needed financing from a combination of third-party debt and equity during the Pre-Closing Period.
The foregoing description of the ECL does not purport to be complete and is qualified in its entirety by reference to the full text of the ECL, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Debt Finance Commitments
In connection with entry into the SPA, the Company received a debt commitment letter from certain financing sources, including fully underwritten financing commitments from UniCredit and Wells Fargo (the "Debt Commitment Letter"). The obligations of these financing sources to provide debt financing under the Debt Commitment Letter are subject to a number of customary conditions. The Acquisition is not subject to any financing condition.
Item 7.01. Regulation FD Disclosure.
On August 17, 2026, the Company issued a press release announcing the execution of the SPA. A copy of the press release is attached as Exhibit 99.1, to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference to any filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Language Concerning Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. The forward-looking statements included herein are subject to risks and uncertainties. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "plan," "intend," "believe," "may," "will," "should," “can have,” “positions,” "likely," "target," "goal," "strategy" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, including statements regarding the Company's expectations, intentions or strategies regarding the Acquisition, the expected benefits of the Acquisition, the anticipated timetable for completing the Acquisition, and the impact of the Acquisition on the Company's business and future financial condition and operating results.
All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that the Company expected, including: uncertainties as to the timing of the Acquisition; the risk that the Acquisition may not be completed in a timely manner or at all, which may adversely affect the Company's business; the failure to satisfy the Closing Conditions, including the receipt of required merger control clearances, foreign investment control clearances and European Commission clearance under the EU Foreign Subsidies Regulation; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the SPA, including in certain circumstances requiring the Purchaser to pay the Break Fee; the ability of the Company to obtain the necessary financing arrangements, including under the Debt Commitment Letter and the Registered Equity Offering; the effect of the announcement or pendency of the Acquisition on the Company's business relationships, operating results and business generally; risks that the Acquisition may disrupt the Company's current business plans and operations; the Company's ability to retain and hire key personnel in light of the Acquisition; risks related to diverting management's attention from the Company's ongoing business operations; unexpected costs, charges or expenses resulting from the Acquisition; potential litigation relating to the Acquisition; the ability of the Company to successfully integrate the Group following the Closing and to achieve the anticipated benefits of the Acquisition, including estimated cost, operations, tax and commercial synergies, and the timeline to realize such benefits; the effects of the Acquisition on the Company's earnings, financial condition, net leverage ratio and credit ratings; the Company's estimates of the size of the markets it serves, including its total addressable market and the runway for growth in those markets, proving to be inaccurate; an inability to reduce or effectively manage its significant indebtedness and interest expense, including through any future financings or refinancings; a failure to develop and maintain effective internal control over financial reporting, including a failure to design and implement sufficient controls to remediate its material weaknesses; the markets into which the Company sells its products and services declining, not growing as expected, experiencing cyclicality or shifting towards products or services outside of its portfolio; changes in the general economy, the housing market or other business conditions; difficulties executing, integrating or realizing expected benefits from acquisitions, dispositions or joint ventures, or exposure to unexpected liabilities from such transactions, including the Acquisition; the restrictions imposed on the Company's ability to conduct primary follow-on equity offerings during the two-year period following its initial public offering and associated limitations on its ability to raise equity capital to fund growth initiatives, acquisitions or other strategic opportunities; increasing competitive pressures in the Company's industry and the markets in which it operates; difficulties implementing the Company's 80/20 operating model or other strategies intended to improve organic growth, including its artificial intelligence initiatives; an inability to demonstrate or communicate the benefits of the Company's Return on Air value proposition; the loss of key customers; delays, failures or other challenges in developing and commercializing new versions of the Company's products or new features and accessories; unsuccessful efforts to expand into adjacent markets; supply shortages, rising raw material or freight costs or disruptions in the Company's distribution network; inconsistent practices, controls or decision-making arising from the Company's decentralized organizational structure; the incurrence of events causing an impairment of goodwill or other asset impairment charges; disruption of the Company's operations in its manufacturing facilities, wholesale locations or key customer operations, including as a result of tariffs or other trade policies; failures to protect or defend the Company's intellectual property, including trade secrets or proprietary know-how, or infringement, misappropriation or other violations of others' intellectual property; operational disruptions at manufacturing, wholesale, or key customer locations, as well as labor shortages, disruptions or challenges in attracting and retaining qualified personnel; geopolitical conflicts, cybersecurity attacks, natural disasters, climate change, weather and seasonality that disrupt operations or adversely impact demand; changes in or noncompliance with varying domestic and foreign laws, regulations or government contracting requirements; warranty claims, product liability matters, recall claims, litigation or other legal proceedings, including alleged intellectual property infringement claims; violations of environmental, health and safety laws and regulations; changes in government regulations, trade policies and tariffs; decisions made by the Company's founder who controls the Company; and other factors disclosed in the section entitled "Risk Factors" of the Company's prospectus filed pursuant to Rule 424(b)(4) with the SEC on April 17, 2026, as may be updated or supplemented by any subsequent filings with the SEC.
The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based on many detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is very difficult to predict the impact of known factors, and it is impossible to anticipate all factors that could affect actual results. All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by the foregoing cautionary statements, as well as other cautionary statements that are made from time to time in its other SEC filings and public communications. You should evaluate any forward-looking statements made in the context of these risks and uncertainties. We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
2.1
Sale and Purchase Agreement, dated August 15, 2026, by and among Madison Air Solutions Corporation, Madison Air Solutions Germany GmbH, Sturm Beteiligungs-GmbH & Co. KG, Ziehl Beteiligungen GmbH & Co. KG and Philippiak Holding GmbH.

2.2	Equity Commitment Letter, dated August 15, 2026, by and between Madison Solutions LLC and Madison Air Solutions Corporation.
99.1	Press release, dated August 17, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Madison Air Solutions Corporation (Registrant)

Date:	August 17, 2026	By:	/s/ JJ FOLEY
JJ Foley
Chief Financial Officer